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                           AGREEMENT TO CONVERT NOTES

         This Agreement is entered into as of the ___day of March 2000, by and between Training Devices International Inc., a Colorado corporation ("TDI"), and the noteholder whose name appears at the bottom of this Agreement ("Noteholder").

         WHEREAS, TDI issued Noteholder its promissory note (the "Note") dated the date set forth at the bottom of this Agreement; and

         WHEREAS, TDI is preparing to file an amendment to its Registration Statement (the "Registration Statement") for its Initial Public Offering ("IPO"); and

         WHEREAS, the total being raised in the IPO is less than TDI had originally contemplated; and

         WHEREAS, in order to increase the proceeds from the IPO that TDI will be able to use for its business, TDI would like the Noteholder to forego repayment of the Note from the IPO proceeds and convert the Note to common stock.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, TDI and Noteholder agree as follows:

         1. Upon the closing of the IPO of TDI, the Note shall automatically convert to shares of TDI's common stock. The number of shares to be received upon conversion of the Note shall equal the principal and accrued interest on the Note divided by a number that will be equal to 50% of the IPO price to investors, before underwriters' discounts. The shares received upon this conversion of the Note are called "Conversion Shares."

         2. TDI shall promptly notify Noteholder of the closing of the IPO. Noteholder shall deliver the Note to TDI or its transfer agent, and promptly after such delivery, TDI shall issue the Conversion Shares. The Conversion Shares will contain a restrictive legend, indicating that the shares have not been registered with the SEC and can be resold only pursuant to an exemption from registration or a registration statement under applicable securities laws. Noteholder is aware that the holding period for the Conversion Shares shall commence on the Effective Date of the Registration Statement, for the purposes of SEC Rule 144.

         3. Noteholder agrees that upon conversion of the Note Noteholder will waive the provisions of paragraph 4 of the Note that provides for additional cash payments over a five-year period.

         4. If the IPO does not close for any reason, the Note shall remain outstanding under its original terms.


NOTEHOLDER                             TRAINING DEVICES
                                       INTERNATIONAL INC.

                                       By:
-----------------------------             -----------------------------
< < Name > >                           Its:
                                           ----------------------------

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NOTE PRINCIPAL:  < < $ Amt > >

DATE OF NOTE:  < < Date of Note > >